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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

      We hereby consent to the incorporation by reference in this amendment to the Registration Statement on Form S-3 of our report dated January 24, 2001 relating to the consolidated financial statements, which appears in UTStarcom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 24, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such amendment to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
June 27, 2001